UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PayPay Corporation

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Japan	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yotsuya Tower

1-6-1 Yotsuya

Shinjuku-ku

Tokyo 160-0004

Japan

+81-3-6885-8181

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one common share Common shares, no par value*	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC*

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares represent common shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-293410

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus constituting a part of PayPay Corporation’s (the “Registrant”) registration statement on Form F-1 (File No. 333-293410), initially filed with the Securities and Exchange Commission on February 12, 2026, as amended from time to time, which description is incorporated herein by reference. The description of the securities included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the instructions as to exhibits for Form 8-A, no exhibits are required to be filed because the securities to be registered on this form (1) are to be registered on an exchange on which no other securities of the Registrant are registered, and (2) are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 9, 2026

PAYPAY CORPORATION

By:	/s/ Ichiro Nakayama
Name:	Ichiro Nakayama
Title:	President, Representative Director, CEO and Corporate Officer